Exhibit 23.2

Consent of The Findley Group

We hereby consent to the use of our fairness opinion addressed to the Board of Directors of Landmark National Bank dated as of February 22, 2007 in 1st Pacific Bancorp’s Registration Statement on Form S-4.

/s/  Gary Steven Findley
Director